Exhibit 8.1

King & Spalding LLP 1185 Avenue of the Americas New York, New York 10036 T: +1 212 556 2100 F: +1 212 556 2222 www.kslaw.com

September 3, 2025

HCM II Acquisition Corp.
100 First Stamford Place, Suite 330
Stamford, CT 06902

Re:	Exhibit 8.1 Tax Opinion

Ladies and Gentlemen:

We have acted as counsel to HCM II Acquisition Corp., a Cayman Islands exempted company (the “Company”), in connection with (i) the transactions contemplated by the Business Combination Agreement, dated as of March 26, 2025, by and among the Company, HCM II Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Terrestrial Energy Inc., a Delaware corporation (“Terrestrial”) (the “BCA”), and (ii) the preparation of a Registration Statement on Form S-4 initially filed by the Company on July 17, 2025, with the Securities and Exchange Commission, including the proxy statement/prospectus forming a part thereof (as has been amended through the date hereof, the “Registration Statement”). Except as otherwise provided, capitalized terms used but not defined herein have the meaning ascribed to them in the BCA.

Pursuant to the BCA, the Company will change its jurisdiction of incorporation by effecting a deregistration under Section 206 of the Cayman Companies Act and a domestication under Section 388 of the DGCL, pursuant to which the Company’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). In rendering our opinion below, we have examined, and are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, covenants, and warranties contained in (i) the BCA (including any exhibits and schedules thereto), (ii) the Registration Statement, and (iii) such other documents and records as we have deemed necessary or appropriate in order to give the opinion set forth herein. In addition, we have made certain reasonable assumptions, including that:

1. any original documents submitted to us (including signatures thereto) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Domestication) execution and delivery of all documents in the form presented to us;

September 3, 2025

2. the Domestication and any related transactions will be consummated in the manner contemplated by, and in accordance with the provisions of, the BCA and the other agreements referred to therein (the “Transaction Documents”) and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), and the Domestication and any related transactions will be effective under the laws of the State of Delaware and any other applicable jurisdiction;

3. all factual statements, descriptions, and representations contained in any of the Transaction Documents and the Registration Statement, and any other documents or records on which we have relied, are true, complete, and correct in all respects and will remain true, complete, and correct in all respects up to and including the effective time of the Domestication and no actions have been taken or will be taken that are inconsistent with such factual statements, descriptions, or representations or that make any such factual statements, descriptions, or representations untrue, incomplete or incorrect at the effective time of the Domestication;

4. any certificates, forms or other documentation that any of parties to the Domestication have requested, or will request, from any person in connection with the Domestication will have been duly executed and provided to the requesting party as and when requested;

5. any representations or statements made in any of the documents referred to herein qualified by knowledge, belief, expectation, intent, or materiality or comparable qualifiers are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times up to and including the effective time of the Domestication, in each case without such qualification;

6. the Transaction Documents represent the entire understanding of the parties with respect to the Domestication and any related transactions, and there are no other written or oral agreements regarding the Domestication other than the Transaction Documents;

7. the parties to the BCA have complied with and, if applicable, will continue to comply with, the covenants contained in the BCA; and

8. all applicable reporting requirements with respect to the Domestication have been or will be satisfied.

If any of the assumptions described above are untrue for any reason, or if the Domestication is consummated in a manner that is different from the manner described in the BCA or the Registration Statement, our opinion as expressed below may be adversely affected.

September 3, 2025

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the BCA, including any transactions that may occur after the Closing, or described in the Registration Statement other than the opinion set forth below. We are opining herein only as to the U.S. federal income tax matters described below, and we express no opinion with respect to the applicability to, or the effect on, any transaction of other federal laws, foreign laws, the laws of any state or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the legislative history thereto, the Treasury Regulations promulgated thereunder, and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change or differing interpretations, either prospectively or retroactively. Any change in applicable law, or any variation or difference in the information, facts, statements, representations, covenants, and undertakings on which we have relied may affect the continuing validity of this opinion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention (or to supplement or revise our opinion to address any such change or inaccuracy) subsequent to the date hereof.

Based upon and subject to the foregoing and subject to the assumptions, representations, qualifications, and limitations set forth herein and in the Registration Statement, we are of the opinion that the Domestication should qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, and we confirm that the disclosure contained in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations for Holders of HCM II Securities and New Terrestrial Energy Securities—Tax Treatment of the Domestication” and “—U.S. Holders—Tax Effects of the Domestication to U.S. Holders” constitutes our opinion insofar as it expresses conclusions as to the application of U.S. federal income tax law.

This opinion is rendered to the Company solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ King & Spalding LLP
King & Spalding LLP